[Williams, Mullen, Christian & Dobbins letterhead]



                                December 24, 1996



Board of Directors
Guaranty Financial Corporation
1658 State Farm Boulevard
Charlottesville, Virginia  22911

Ladies and Gentlemen:

         This letter is in reference to the Registration Statement on Form S-1, as amended, (the "Registration Statement") filed by Guaranty Financial Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of 500,000 shares of the Company's common stock, par value $1.25 per share (the "Common Stock"), which shares are proposed to be offered to the public pursuant to an Underwriting Agreement filed as an exhibit to the Registration Statement (the "Offering"). In addition, the Company reserves the right to increase the total number of shares offered by not more than 75,000 shares.

         We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

         The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

         Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the aforementioned 500,000 shares of Common Stock, when issued against payment therefor pursuant to the Offering, will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

         Our opinion is expressed as of the date that shares of Common Stock are issued pursuant to the Offering against payment therefor, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an

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exhibit  to the  Registration  Statement  and to the  reference  to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                Very truly yours,

                                /s/ WILLIAMS, MULLEN, CHRISTIAN & DOBBINS